EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this *"Agreement")*, dated effective as of August 1, 2013, (the "Effective Date") is entered into by and between Fresh Medical Laboratories, Inc. (the *"Company")*, and Michael Garff, an individual (the *"Employee")*.

WHEREAS, the Company wishes to employ the Employee to render services for the Company on the terms and conditions set forth in this Agreement and the Employee wishes to be retained and employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby employs the Employee, and the Employee accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

2. Term. Unless terminated at an earlier date in accordance with Section 9(a) of this Agreement, the term of the Employee's employment hereunder shall be for a period of three (3) years, commencing as of the Effective Date.

3. Position and Duties.

(a) Service with Company. During the term of the Employee's employment, the Employee agrees to perform such reasonable employment duties as the board of directors of the Company (the *"Board")* shall assign to him from time to time. The Employee's title shall be "Chief Operating Officer."

(b) Performance of Duties. The Employee agrees to serve the Company faithfully and to the best of his ability and to devote his attention and efforts to the business affairs of the Company during his employment by the Company.

(c) Distraction. The Employee agrees to refrain from any personal or professional activities which would render Employee ineligible to serve as an officer of a publically traded US Company.

4. Compensation.

(a) Base Salary. As compensation in full for all services to be rendered by the Employee under this Agreement the Company shall pay to the Employee an annual base salary of $144,000 less deductions and withholdings which salary shall be paid in accordance with the Company's normal payroll procedures and policies (the "*Base Salary*").

(b) Incentive Compensation. In addition to the Base Salary, the Company shall pay Employee the incentive compensation, less deductions and withholdings, which is fully contingent upon the achievement of the Objective set forth in Incentive Compensation Schedule attached hereto as *Exhibit A*.

(c) Participation in Benefit Plans. While Employee is employed by the Company. the Employee shall also be eligible to participate in all employee benefit plans or programs (including without limitation vacation time, any health. dental, and disability insurance plan and the Company's 401(k) plan) of the Company on basis that the Company's employees are eligible to attain. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Without limiting the generality of the foregoing, the Employee shall be entitled to twenty (20) days of personal time during each year of the term of this Agreement.

(d) Expenses. The Company will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense verification.

5. Confidential Information. Except as permitted or directed by the Board, during the term of his employment or at any time thereafter, the Employee shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company (collectively, *"Confidential Information".)* The Employee acknowledges that Confidential Information constitutes a unique and valuable asset of the Company and represents a substantial investment of

time and expense by the Company, and that any disclosure or other use of Confidential Information other than for the sole benefit of the Company maybe wrongful and could cause irreparable harm to the Company. Both during and after the term of his employment, the Employee will refrain from any acts or omissions that would reduce the value of any Confidential Information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Employee.

6. Intentionally left blank.

7. Noncompetition Covenant.

(a) Agreement Not to Compete. During the term of his employment with the Company and for a period of one (1) year after the termination of such employment (whether the Employee's employment is terminated upon the expiration or termination of this Agreement), (the *"Restrictive Period"*), the Employee shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g. as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement, including the design, development, manufacture, distribution, marketing, leasing or selling of accessories, devices or systems related to the products or services being sold by the Company, or hire any current employee of the Company or former employee of the Company within one month of their termination.

(b) Geographic Extent of Covenant. The obligations of the Employee under Section 7(a) shall apply to any geographic area in which the Company (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or (ii) has otherwise established its goodwill, business reputation of any customer or supplier relations.

(c) Limitation of Covenant. Ownership by the Employee, as a passive investment, of less than one percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on the NASDAQ Stock Market shall not constitute a breach of this Section 7.

(d) Nonsolicitation Agreement. During the Restricted Period, Employee shall not (a) induce or attempt to induce, any employee of the Company or any affiliate of the Company to leave the employ of the Company or such affiliate or in any way interfere adversely with the relationship between any such employee and the Company or such affiliate; (b) induce or attempt to induce any employee of the Company or any affiliate of the Company to work for, render services to, provide advice to or supply confidential business information or trade secrets of the Company or

any affiliate of the Company to any third person, firm or corporation; or (c) induce or attempt to induce any customer, supplier, licensee, licenser or other business relation of the Company or affiliate of the Company to cease doing business with the Company or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company or such affiliate.

(e) Indirect Competition. The Employee will not directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Employee, either directly or indirectly. In particular the Employee agrees that he will not directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

(f) Acknowledgement. The Employee agrees that the restrictions and agreements contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 7 may cause substantial and irreparable harm to the Company that may not be quantifiable and for which no adequate remedy may exist at law and accordingly injunctive relief would be available for any violation of this Section 7.

(g) Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, this Section 7 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

8. Inventions and Related Matters. All inventions, designs, ideas, innovations, techniques, processes, procedures, improvements, and product developments, including without limitation those relating to software and other computer system components, developed or conceived by the Employee, solely or jointly with others (whether or not patentable or copyrightable), at any time during the term of this Agreement that (i) relate directly or indirectly to the actual or planned business activities of the Company (or that of its parents, subsidiaries, and affiliates) or (ii) that are otherwise made through the use of Company's time, facilities, or materials (collectively, the *"Intellectual Property")* shall be the exclusive property of the Company, with all copyrightable Intellectual Property to be deemed "works for hire" under the federal Copyright Act. Employee hereby assigns, transfers, and conveys to Company all of Employee's right, title, and interests in any such Intellectual Property. The Employee shall disclose fully, and as soon as practicable and in writing, all Intellectual Property to the Board. At any time, and from time to time, upon request of the Company, the Employee shall execute and deliver to the Company any and

all instruments, documents, and papers, give evidence and do any and all other acts deemed necessary or desirable by the Company, to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations, or copyrights under the laws of the United States or any of its states) or foreign law with respect to such Intellectual Property or to obtain any extension, validation, re-issue, continuance, or renewal of such patent, trademark, or copyright. The duty to cooperate in the protection of the Company's Intellectual Property as described in this Section 8 shall survive the expiration or termination of this Agreement for a period of three (3) years.

9 Termination of Employment.

(a) Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company may terminate Employee's employment under this Agreement at any time for "Cause" (as defined below) by delivering written notice, effective in accordance with its terms, as contemplated by Section 11(g) below. In the event Employee's employment is terminated for Cause, the Company's obligation to the Employee hereunder shall be limited to payment of the unpaid portion of the Base Salary computed on a *pro rata* basis to the date of termination.

For purposes of this Agreement, the term "Cause" shall mean:

(i) Employee has breached, in any material respect the provisions of Section 5, 6, 7 or 8 of this Agreement or any other material contractual obligation under this Agreement or any other agreement between the Company and the Employee and has failed to cure such breach within ten (10) days after receipt of written notice of such breach from the Company;

(ii) The Employee has engaged in willful and material misconduct, including willful and material failure to perform the Employee's duties as an officer or employee of the Company or any of its affiliates and has failed to cure such default within thirty (30) days after receipt of written notice of default from the Company;

(iii) The Employee has committed fraud, misappropriation or embezzlement; or

iv) The Employee has been convicted or has pleaded *nolo contendere* to any crime involving moral turpitude or financial misconduct.

(b) Effect of Termination. Notwithstanding any termination of this Agreement, the Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this

Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's employment.

(c) Surrender of Records and Property. Upon termination of his employment with the Company, the Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or technique of the Company, and all other property, trade secret and Confidential Information of the Company including, but not limited to, all documents that in whole or in part contain any trade secrets or Confidential Information of the Company, which in any of these cases are in his possession or under his control.

10. Settlement of Disputes.

(a) Arbitration. Except as provided at Section 10(b), any claims or disputes of any nature between the Company and the Employee arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to the Employee's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Salt Lake City, Utah, before a panel of three arbitrators in accordance with the applicable rules of the American Arbitration Association at the time of the dispute. Each party shall select one arbitrator from the list furnished by the American Arbitration Association and those two arbitrators together shall select a third arbitrator. The fees of the arbitrators and other costs incurred by the Employee and the Company in connection with such arbitration shall be paid by the party that is unsuccessful in such arbitration.

The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

(b) Resolution of Certain Claims - Injunctive Relief. Section 10(a) shall have no application to the claims by the Company asserting a violation of Section 5, 7, 8 or 9. Such claims may be maintained by the Company in a lawsuit subject to the terms of Section 10(c). The Employee acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by him or provision of this Agreement. Accordingly, the Employee agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Sections 5, 7, 8 and 9 by applying for and obtaining temporary and permanent restraining order or injunction from a court of competent jurisdiction without the necessity of filing a bond therefore, and without the necessity of proving actual damages, and the Company shall be entitled to recover from the Employee its reasonable attorneys' fees and costs for enforcing the provisions of Sections 5, 7, 8 and 9.

(c) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of Utah, County of Salt Lake. The Employee and the Company consent to the jurisdiction of such courts over the subject matter set forth in Section 10(b). The Employee waives any right the Employee may have to transfer or change the venue of any litigation brought against the Employee by the Company.

11. Miscellaneous.

(a) Entire Agreement. This Agreement (including the exhibits schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations written or oral, relating to the subject matter hereof.

(b) Counterparts. This Agreement may be executed in separate counterparts, each of which be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provision valid and enforceable to the maximum extent (not exceeding its express terms) possible under the law.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by Section 11(e), permitted successors and assigns.

(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Employee, assign its rights and obligations under this Agreement in any corporation, firm or other business

entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall hereafter be deemed to be the Company for the purposes of all provisions of the Agreement including this Section 11.

(f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the employee shall constitute a waiver of any other right or breach by the Employee.

(g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail or electronic facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

Fresh Medical Laboratories, Inc.
Attention: President
825 Hilltop Road
Salt Lake City, Utah 84103
Facsimile: 801.596-1386

Michael Garff
1962 Hollywood Avenue
Salt Lake City, Utah 84103
Facsimile:

Any party may change the address set forth above by notice to each other party as provided herein.

(h) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Governing Law. **ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE**

STATE OF UTAH, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

(j) Third Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(k) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement any federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

Fresh Medical Laboratories, Inc.

By: Clark A. Campbell
Name: Clark Campbell
Title: Chairman

Employee

Michael Garff
____
Michael Garff, an individual

Exhibit A to the
Employment Agreement
Michael Garff

<u>Incentive Compensation</u>

As per July 31, 2013 approval of the Board of Directors of the Fresh Medical Laboratories, Inc., the COO shall receive bonus compensation of $10,000 in cash and be granted 100,000 shares of Common Stock at and for completion of the CE (European device approval).

In addition, the COO shall receive $20,000 in cash and be granted 200,000 shares of Common Stock at and for US FDA device approval.

All incentive compensation shall vest upon the death of functional disability of the Employee or upon greater than a 50% change in control of the Corporation.